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                        ACCOUNTING SERVICES AGREEMENT
                                     among
               INVESTMENT COMPANY CAPITAL CORP., MORGAN GRENFELL
                             INVESTMENT TRUST and
                        DEUTSCHE ASSET MANAGEMENT, INC.


THIS AGREEMENT is made as of September 1, 2000, by and between INVESTMENT COMPANY CAPITAL CORP., a Maryland corporation ("ICC"), MORGAN GRENFELL INVESTMENT TRUST, a Delaware business trust (the "Trust"), and DEUTSCHE ASSET MANAGEMENT, INC., a Delaware corporation (the "Administrator").

                              W I T N E S E T H:

WHEREAS, the Trust is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Trust desires to retain ICC to provide accounting services on behalf of the series of the Trust listed on Appendix A (the "Funds"), as set forth in this Agreement, and ICC is willing so to serve.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. Appointment.The Trust hereby appoints ICC to perform such services and to serve such functions on behalf of the Trust as set forth in this Agreement, on the terms set forth in this Agreement. ICC accepts such appointment and agrees to furnish such services and serve such functions. The Trust has currently outstanding one or more series of its shares of common stock, par value$.001 per share ("Shares") and may from time to time hereafter issue separate series or classes of its Shares or classify and reclassify Shares of any series or class.

2. Delivery of Documents.The Trust has furnished ICC with copies properly certified or authenticated of the following documents and will furnish ICC from time to time with copies, properly certified or authenticated, of all amendments of or supplements thereto, if any:

     (a) Resolutions of the Trust's Board of Directors authorizing the appointment of ICC to act in such capacities on behalf of the Trust as set forth in the Appendices to this Agreement, and the entering into of this Agreement by the Trust;
     (b) The Trust's Articles of Incorporation and all amendments thereto (the "Charter") and the Trust's By-Laws and all amendments thereto (the "By-Laws");
     (c) The Trust's most recent Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act") and under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") relating to the Shares; and
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      (d)   Copies of the Trust's most recent prospectus or prospectuses, including amendments and supplements thereto (collectively, the "Prospectus").

3. Services to be Provided.ICC will perform the following accounting functions if required:

      (a)   Journalize investment, capital share and income and expense;
      (b) Verify investment buy/sell trade tickets when received from the Funds' investment adviser and transmit trades to the Funds' custodian for proper settlement;
      (c)   Maintain individual ledgers for investment securities;
      (d)   Maintain tax lots for each security;
      (e) Reconcile cash and investment balances with the custodian, and provide the Funds' investment adviser with the beginning cash balance available for investment purposes;
      (f) Update the cash availability throughout the day as required by the Funds' investment adviser;
      (g) Post to and prepare the Funds' Statement of Net Assets and Liabilities and the Statement of Operations;
      (h)   Calculate various contractual expenses (e.g., adviser and custody fees);
      (i) Monitor the expense accruals and notify Funds' management of any proposed adjustments;
      (j) Control all disbursements from the Funds and authorize such disbursements upon written instructions from the President or any other authorized officer of the Funds or the investment adviser;
      (k)   Calculate capital gains and losses;
      (l)   Determine the Funds' net income;
      (m) Obtain security market quotes from independent pricing services approved by the investment adviser, or if such quotes are unavailable, then obtain such prices from the investment adviser, and in either case calculate the market value of portfolio investments;
      (n) Transmit or mail a copy of the daily portfolio valuation to the Funds' investment adviser;
      (o)   Compute the Funds' net asset value;
      (p) As appropriate, compute the yields, total return, expense ratios, portfolio turnover rate;
      (q) Prepare a monthly financial statement, which will include the following items:
            .    Schedule of Investments;
            .    Statement of Net Assets and Liabilities;
            .    Statement of Operations;
            .    Statement of Changes in Net Assets;
            .    Cash Statement;
            .    Schedule of Capital Gains and Losses;
      (r)   Assist in the preparation of:
            .    Federal and State Tax Returns;
            .    Excise Tax Returns;
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            .    Annual, Semi-Annual and Quarterly Shareholder Reports;
            .    Rules 24 (e)-2 and 24 (f)-2 Notices;
            .    Annual and Semi-Annual Reports on Form N-SAR;
            .    Monthly and Quarterly Statistical Data Information Reports Sent
                 to Performance Tracking Companies;
      (s) Assist in the Blue Sky and Federal registration and compliance process;
      (t)   Assist in the review of registration statements; and
      (u) Assist in monitoring compliance with Sub-Chapter M of the Internal Revenue Code.

4. Records. The books and records pertaining to the Trust that are in the possession of ICC shall be the property of the Trust. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws and rules and regulations. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during ICC's normal business hours. Upon the reasonable request of the Trust, ICC shall provide copies of any such books and records to the Trust or the Trust's authorized representative at the Trust's expense.

5. Cooperation with Accountants. ICC shall cooperate with the Trust's independent accountants and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of such accountants' opinion of the Trust's financial statements or otherwise, as such may be required by the Trust from time to time. ICC shall act as liaison with the Trust's independent accountants and shall provide account analyses, fiscal year summaries, and other audit related schedules.

6. Compensation. For services performed by ICC pursuant to this Agreement, the Administrator will pay to ICC compensation for such services as ICC and the Administrator may agree to from time to time in writing.

7. Compliance with Governmental Rules and Regulations. The Trust assumes full responsibility for insuring that the Trust complies with all applicable requirements of the 1933 Act, the Securities Exchange Act of 1934 (the "1934 Act"), the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction. ICC undertakes to comply with all applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act, the Commodities Exchange Act (if applicable), and all laws, rules and regulations of governmental authorities having jurisdiction with respect to the performance by ICC of its duties under this Agreement.

 8.   Expenses.
      (a) ICC shall bear all expenses of its employees and overhead incurred in connection with its duties under this Agreement and shall pay all salaries and fees of the Trust's directors and officers who are employees of ICC.

      (b) The Trust assumes and shall pay or cause to be paid all other expenses of the Trust, including, without limitation: the fees for investment advisory services, the fees of the administrator and distributor; the charges and expenses of any registrar, any
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Custodian or depositary appointed by the Trust for the safekeeping of its cash, portfolio securities and other property, and any stock transfer, dividend or accounting agent or agents appointed by the Trust; brokers' commissions chargeable to the Trust in connection with portfolio securities transactions to which the Trust is a party; all taxes, including securities issuance and transfer taxes, and corporate fees payable by the Trust to federal, state or other governmental agencies; the cost and expense of engraving or printing of stock certificates representing Shares; all costs and expenses in connection with maintenance of registration of the Trust and its Shares with the SEC and various states and other jurisdictions (including filing fees and legal fees and disbursements of counsel); the expenses of printing, including typesetting, and distributing prospectuses of the Trust and supplements thereto to the Trust's shareholders; all expenses of shareholders' and directors' meetings and of preparing, printing and mailing of proxy statements and reports to shareholders; fees and travel expenses of directors or members of any advisory board or committee other than such directors or members who are "interested persons" of the Trust (as defined in the 1940 Act); all expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in Shares or in cash; charges and expenses of any outside service used for pricing of the Shares; charges and expenses of legal counsel, including counsel to the directors of the Trust who are not "interested persons" of the Trust (as defined in the 1940 Act), and of independent accountants, in connection with any matter relating to the Trust; a portion of membership dues of industry associations; interest payable on Trust borrowings; postage; insurance premiums on property or personnel (including officers and directors) of the Trust which inure to its benefit; extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of the Trust's operation unless otherwise explicitly provided herein.

9. Liability; Indemnification.Neither ICC nor any of its officers, directors or employees shall be liable for any error of judgment or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its or their part in the performance of, or from reckless disregard by it or them of, its or their obligations and duties under this Agreement. The Trust agrees to indemnify and hold harmless ICC and its nominees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, and any state and foreign securities and blue sky laws, all as currently in existence or as amended from time to time) and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or thing which ICC takes or does or omits to take or do at the request or on the direction of or in reliance on the advice of the Trust; provided, that neither ICC nor any of its nominees shall be indemnified against any liability to the Trust or to its shareholders (or any expenses incident to such liability)arising out of ICC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement. Notwithstanding anything else in this Agreement to the contrary, ICC shall have no liability to the Trust for any consequential, special or indirect losses or damages which the Trust may incur or suffer as a consequence of ICC's performance of the services provided in this Agreement.
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10.  Responsibility of ICC.  ICC shall be under no duty to take any action on behalf of the Trust except as specifically set forth herein or as may be specifically agreed to by ICC in writing. In the performance of its duties hereunder, ICC shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits in performing services provided for under this Agreement, but ICC shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of ICC or reckless disregard by ICC of its duties under this Agreement. Notwithstanding anything in this Agreement to the contrary, ICC shall have no liability to the Trust for any consequential, special or indirect losses or damages which the Trust may incur or suffer by or as a consequence of ICC's performance of the services provided hereunder.

11. Non-Exclusivity. The services of ICC to the Trust are not to be deemed exclusive and ICC shall be free to render accounting or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that directors, officers or employees of ICC may serve as directors or officers of the Trust, and that directors or officers of the Trust may serve as directors, officers and employees of ICC to the extent permitted by law; and that directors, officers and employees of ICC are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, directors or officers of any other firm or corporation, including other investment companies.

12. Notice. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, to the Trust at One South Street, Baltimore, Maryland 21202, Attention: Trust Counsel, or to ICC at One South Street, Baltimore, Maryland 21202, Attention: Mr. Richard T. Hale.

13.  Miscellaneous.
     (a) This Agreement shall become effective as of the date first above written and shall remain in force until terminated. This Agreement may be terminated at any time without the payment of any penalty, by either party hereto on sixty (60) days' written notice to the other party.
     (b) This Agreement shall be construed in accordance with the laws of the State of Maryland.
     (c) If any provisions of this Agreement shall be held or made invalid in whole or in part, the other provisions of this Agreement shall remain in force. Invalid provisions shall, in accordance with the intent and purpose of this Agreement, be replaced by mutual consent of the parties with such valid provisions which in their economic effect come as close as legally possible to such invalid provisions.
     (d) ICC shall be entitled to rely on any notice or communication believed by it to be genuine and correct and to have been sent to it by or on behalf of the Trust.
     (e) ICC agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Trust and its prior, present, or potential shareholders, except, after prior notification to and approval in writing by the Trust,
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which approval shall not be unreasonably withheld and may not be withheld where
ICC may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.
     (f) Any part of this Agreement may be changed or waived only by an instrument in writing signed by both parties hereto.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                 INVESTMENT COMPANY CAPITAL CORP.

                                 ____________________________________
                          By:    Richard T. Hale
                          Title: President



                                 MORGAN GRENFELL INVESTMENT TRUST

                                 ____________________________________
                          By:    Daniel O. Hirsch
                          Title: Secretary



                                 DEUTSCHE ASSET MANAGEMENT, INC.

                                 ____________________________________
                          By:
                          Title:
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                                  Appendix A

The following is a Fund for which Investment Company Capital Corp. ("ICC") shall act as accounting services agent under the terms and conditions of an Accounting Services Agreement among ICC, Deutsche Asset Management, Inc. and Morgan Grenfell Investment Trust dated September 1, 2000.

Short-Term Fixed Income
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                                  Appendix A
                         As Revised September 13, 2000

The following are the Funds for which Investment Company Capital Corp. ("ICC") shall act as accounting services agent under the terms and conditions of an Accounting Services Agreement among ICC, Deutsche Asset Management, Inc. and Morgan Grenfell Investment Trust dated September 1, 2000.

Short-Term Fixed Income
Short-Term Municipal Bond
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                                  Appendix A
                         As Revised September 13, 2000

The following are the Funds for which Investment Company Capital Corp. ("ICC") shall act as accounting services agent under the terms and conditions of an Accounting Services Agreement among ICC, Deutsche Asset Management, Inc. and Morgan Grenfell Investment Trust dated September 1, 2000.

Short-Term Fixed Income
Short-Term
Municipal Bond
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                                  Appendix A
                         As Revised September 18, 2000

The following are the Funds for which Investment Company Capital Corp. ("ICC") shall act as accounting services agent under the terms and conditions of an Accounting Services Agreement among ICC, Deutsche Asset Management, Inc. and Morgan Grenfell Investment Trust dated September 1, 2000.

Short-Term Fixed Income
Short-Term Municipal Bond
Municipal Bond
Fixed Income